Exhibit 99.1
Starbucks Q4 EPS Rises 37% to a Record $0.63 Per Share
Revenue grows 13% to $3.8 billion with continued strong comp growth of 8% in the Americas and 7% globally
Margins expand in all segments; consolidated operating margin reaches record 17.6%
Board increases quarterly cash dividend 24% on strong performance and robust outlook

SEATTLE; October 30, 2013 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 29, 2013.

Q4 Fiscal 2013 Highlights:

•	Total net revenues increased 13% to $3.8 billion

•	Global comparable store sales grew 7% driven by a 5% increase in traffic

◦	8% comp growth in the Americas and the U.S.

◦	2% comp growth in EMEA

◦	8% comp growth in China/Asia Pacific

•	Consolidated operating income increased 29% to $669 million

•	Consolidated operating margin expanded 220 basis points to 17.6%

•	Earnings per share increased 37% to $0.63 per share, including a $0.03 non-routine gain on the sale of Starbucks equity in Chile and Argentina joint ventures

•	Opened 558 net new stores in the quarter, including the 1,000th store in both China and Japan

•	The Board of Directors declared a cash dividend of $0.26 per share, an increase of 24%

Fiscal Year 2013 Highlights:

•	Total net revenues increased 12% to $14.9 billion

•	Global comparable store sales grew 7%, driven by a 5% increase in traffic

◦	7% comp growth in the Americas, driven by 8% comp growth in the U.S.

◦	Comp sales flat in EMEA, traffic increased 2%

◦	9% comp growth in China/Asia Pacific, driven by a 7% increase in traffic

•	Consolidated operating income increased 23% to $2.5 billion

•	Consolidated operating margin expanded 150 basis points to a record 16.5%

•	Earnings per share increased 26% to $2.26 per share, including non-routine gains of $0.03 in Q2 and $0.03 in Q4 on the sale of Starbucks equity in Mexico, Chile and Argentina joint ventures

•	Opened 1,701 net new stores in the year; ended fiscal 2013 with 19,767 stores globally

•	Returned $1.2 billion to shareholders through dividend payments and share repurchases

“The fourth quarter of fiscal 2013 capped off by far the best year in Starbucks 42-year-history,” said Howard Schultz, chairman, president and ceo of Starbucks Coffee Company. “Our results were driven by disciplined, ongoing efforts to elevate the value and relevance of the Starbucks brand, continued innovation and the success of our efforts to deepen our connection to customers and communities around the world.”

“Today Starbucks announced incredible fourth quarter results in what has been a truly outstanding year,” said Troy Alstead, cfo and group president. “Outstanding global sales growth combined with record earnings and operating margin demonstrate the fundamental health of our business model and our continued ability to successfully execute on new initiatives while maintaining financial discipline. The strong momentum of the fourth quarter gives us further confidence in our robust outlook for fiscal 2014.”

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Fourth Quarter Fiscal 2013 Summary

	Quarter Ended Sep 29, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	5%	2%
Americas	8%	5%	3%
United States	8%	5%	3%
EMEA	2%	3%	(1)%
CAP	8%	6%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Sep 29, 2013	Sep 30, 2012	Change
Net New Stores	558	415	143
Revenues	$3,795.0	$3,364.2	13%
Operating Income	$668.9	$519.6	29%
Operating Margin	17.6%	15.4%	220 bps
EPS	$0.63	$0.46	37%

Consolidated net revenues were $3.8 billion in Q4 FY13, an increase of 13% over Q4 FY12. The increase was primarily driven by 7% growth in global comparable store sales and incremental revenues from 1,701 net new store openings over the past 12 months.

Consolidated operating income increased 29% to $668.9 million, compared to $519.6 million for the same period a year ago. Operating margin of 17.6% expanded 220 basis points compared to the prior year quarter, primarily driven by sales leverage, store portfolio optimization in Europe and lower commodity costs.

Q4 Americas Segment Results

	Quarter Ended
($ in millions)	Sep 29, 2013	Sep 30, 2012	Change
Net New Stores(1)	340	256	84
Revenues	$2,779.5	$2,511.7	11%
Operating Income	$605.9	$523.6	16%
Operating Margin	21.8%	20.8%	100 bps
(1) Americas store data has been adjusted to exclude Seattle's Best Coffee and Evolution Fresh, which are now reported within All Other Segments.

Net revenues for the Americas segment were $2.8 billion in Q4 FY13, an increase of 11% over Q4 FY12. The increase was primarily due to an 8% increase in comparable store sales. Also contributing to the net revenue increase was incremental revenue from 680 net new store openings over the past 12 months.

Operating income increased to $605.9 million in Q4 FY13, growth of 16% compared to $523.6 million for the same period a year ago. Operating margin of 21.8% expanded 100 basis points compared to the prior year quarter and was primarily driven by sales leverage.

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Q4 EMEA Segment Results

	Quarter Ended
($ in millions)	Sep 29, 2013	Sep 30, 2012	Change
Net New Stores	28	33	(5)
Revenues	$293.4	$283.7	3%
Operating Income (Loss)	$27.3	($6.7)	nm
Operating Margin	9.3%	(2.4)%	1,170 bps

Net revenues for the EMEA segment were $293.4 million in Q4 FY13, an increase of 3% over Q4 FY12. The increase was due to licensed stores revenue growth of 26%, primarily driven by the opening of 129 net new stores in the last 12 months. A 2% increase in comparable store sales also contributed to the net revenue increase.

Operating income increased to $27.3 million in Q4 FY13, from a loss of $6.7 million in the prior year quarter. Operating margin expanded 1,170 basis points to 9.3%, primarily driven by lower costs related to store portfolio optimization activities that began in Q4 of the prior year.

Q4 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Sep 29, 2013	Sep 30, 2012	Change
Net New Stores	197	132	65
Revenues	$255.7	$198.0	29%
Operating Income	$96.0	$65.6	46%
Operating Margin	37.5%	33.1%	440 bps

Net revenues for the China/Asia Pacific segment were $255.7 million in Q4 FY13, an increase of 29% over Q4 FY12. The increase was primarily due to incremental revenue from 588 net new store openings over the past 12 months. An 8% increase in comparable store sales also contributed to the net revenue increase.

Operating income of $96.0 million in Q4 FY13 increased 46% compared to the same period a year ago. Operating margin expanded 440 basis points to 37.5% this quarter compared to 33.1% in Q4 FY12. The margin expansion was primarily driven by sales leverage and lower operating costs, as well as a reduction to the estimated asset retirement obligations of our store leases in the region.

Q4 Channel Development Segment Results

	Quarter Ended
($ in millions)	Sep 29, 2013	Sep 30, 2012	Change
Revenues	$360.9	$318.5	13%
Operating Income	$128.4	$98.9	30%
Operating Margin	35.6%	31.1%	450 bps

Net revenues for the Channel Development segment were $360.9 million in Q4 FY13, an increase of 13% over Q4 FY12. The increase was primarily driven by increased sales of premium single serve products. Foodservice revenue growth of 13% also contributed to the increase.

Operating income grew 30% to $128.4 million in Q4 FY13 compared to $98.9 million for the same period a year ago. Operating margin increased 450 basis points to 35.6% in Q4 FY13 compared to the prior year period. The margin expansion was primarily due to lower coffee costs and sales leverage.

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Q4 All Other Segments Results

	Quarter Ended
($ in millions)	Sep 29, 2013	Sep 30, 2012	Change
Net New Stores	(7)	(6)	(1)
Revenues	$105.5	$52.3	102%
Operating loss	($16.5)	($8.6)	92%

Net revenues for All Other Segments were $105.5 million in Q4 FY13, an increase of 102% over Q4 FY12, primarily driven by the addition of Teavana retail store sales beginning in Q2 of FY13.

Q4 FY13 operating loss was $16.5 million compared to a loss of $8.6 million in Q4 FY12. The increased operating loss was driven by investment spending on emerging brands.

Full Year Financial Results

	Year Ended Sep 29, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	5%	2%
Americas	7%	5%	2%
United States	8%	5%	2%
EMEA	0%	2%	(2)%
CAP	9%	7%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Year Ended
($ in millions, except per share amounts)	Sep 29, 2013	Sep 30, 2012	Change
Net New Stores(1)	1,701	1,063	638
Revenues	$14,892.2	$13,299.5	12%
Operating Income	$2,458.7	$1,997.4	23%
Operating Margin	16.5%	15.0%	150 bps
EPS	$2.26	$1.79	26%
(1) Includes 366 Teavana stores added in fiscal 2013.

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Fiscal 2014 Targets
The company updates and reaffirms the following fiscal 2014 targets:

•	Revenue growth of 10% or greater

•	Global comparable store sales growth in the mid single digits

▪	Consolidated operating margin improvement of approximately 150 to 200 basis points over FY13:

◦	Americas: moderate improvement over FY13

◦	EMEA: operating margin improving toward the high single digits

◦	CAP: operating margin percentage moving toward the low 30's

◦	Channel Development: modest improvement over FY13

▪	Consolidated tax rate of approximately 34.5%

▪	Earnings per share in the range of $2.55 to $2.65:

◦	Q1 EPS in the range of $0.67 to $0.69

◦	Q2 EPS in the range of $0.54 to $0.55

•	Approximately 1,500 net new stores now expected:

◦	Americas: approximately 600

◦	EMEA: increased to approximately 150

◦	CAP: increased to approximately 750

•	Capital expenditures of approximately $1.2 billion

Company Updates

•
Starbucks long-term business partner Alsea, S.A.B. de C.V., acquired Starbucks 82% equity in Chile and its 18% equity in Argentina in the quarter and assumed full operational responsibilities for the 118 stores across both markets.

•	The company announced its intent to open its first store in Colombia in 2014, a joint venture between Starbucks two business partners in the Latin America region - Alsea and Grupo Nutresa.

•
On October 23, almost one year after its acquisition of Teavana, Starbucks opened the first-of-its-kind Teavana Fine Teas + Tea Bar in New York City’s Upper East Side. The Tea Bar elevates the premium tea experience by delivering an assortment of handcrafted tea beverages, premium loose leaf teas, tea-inspired food offerings and tea merchandise.

•	The company raised $750 million in proceeds in September from a public offering of 3.85% senior notes due 2023. The company plans to use the net proceeds for general corporate purposes.

•
Starbucks continued the rollout of La Boulange™ bakery products in Starbucks stores by launching in Phoenix, Chicago, Boston and New York City in Q4, bringing the total number of Starbucks stores that carry La Boulange™ products to nearly 3,300 at the end of fiscal 2013.

•	The company opened a state-of-the-art juicery that will quadruple production of cold-pressed Evolution Fresh™ juice and allows the brand to significantly increase innovation and distribution capacity.

•
The Board of Directors declared a cash dividend of $0.26 per share, payable on November 29, 2013 to shareholders of record as of November 14, 2013. The company also increased its targeted payout ratio to 35% to 45%, demonstrating an ongoing commitment to increasing returns to its shareholders.

•	The company repurchased 10.8 million shares of common stock in fiscal 2013; approximately 26 million shares remain available for purchase under previous authorizations.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, cfo and group president, and John Culver, group president, China/Asia Pacific and Channel Development and Emerging Brands. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Friday, November 29, 2013. A replay of the call will also be available via telephone through 9:00 p.m. Pacific Time on Saturday, November 2, 2013 by calling 1-855-859-2056, reservation number 22399523.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, business momentum, growth and growth opportunities, earnings per share, dividend payout ratios, revenues, operating margins, profits, capital expenditures, tax rates, comparable store sales and store openings and closings. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, the acceptance of the company's products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2012.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande / Greg Smith	Jim Olson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 29, 2013	Sep 30, 2012	% Change	Sep 29, 2013	Sep 30, 2012

				As a % of total net revenues
Net revenues:
Company-operated stores	$3,009.6	$2,665.9	12.9%	79.3%	79.2%
Licensed stores	346.3	305.3	13.4	9.1	9.1
CPG, foodservice and other	439.1	393.0	11.7	11.6	11.7
Total net revenues	3,795.0	3,364.2	12.8	100.0	100.0
Cost of sales including occupancy costs	1,633.7	1,459.2	12.0	43.0	43.4
Store operating expenses	1,073.9	989.9	8.5	28.3	29.4
Other operating expenses	107.3	111.9	(4.1)	2.8	3.3
Depreciation and amortization expenses	166.1	141.7	17.2	4.4	4.2
General and administrative expenses	226.1	203.8	10.9	6.0	6.1
Total operating expenses	3,207.1	2,906.5	10.3	84.5	86.4
Income from equity investees	81.0	61.9	30.9	2.1	1.8
Operating income	668.9	519.6	28.7	17.6	15.4
Interest income and other, net	72.1	26.3	174.1	1.9	0.8
Interest expense	(9.1)	(6.4)	42.2	(0.2)	(0.2)
Earnings before income taxes	731.9	539.5	35.7	19.3	16.0
Income taxes	250.9	180.2	39.2	6.6	5.4
Net earnings including noncontrolling interests	481.0	359.3	33.9	12.7	10.7
Net earnings attributable to noncontrolling interests	(0.1)	0.3	nm	—	—
Net earnings attributable to Starbucks	$481.1	$359.0	34.0%	12.7%	10.7%

Net earnings per common share - diluted	$0.63	$0.46	37.0%
Weighted avg. shares outstanding - diluted	764.5	773.5

Cash dividends declared per share	$0.26	$0.21

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.7%	37.1%
Effective tax rate including noncontrolling interest				34.3%	33.4%

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Year Ended			Year Ended
	Sep 29, 2013	Sep 30, 2012	% Change	Sep 29, 2013	Sep 30, 2012

				As a % of total net revenues
Net revenues:
Company-operated stores	$11,793.2	$10,534.5	11.9%	79.2%	79.2%
Licensed stores	1,360.5	1,210.3	12.4	9.1	9.1
CPG, foodservice and other	1,738.5	1,554.7	11.8	11.7	11.7
Total net revenues	14,892.2	13,299.5	12.0	100.0	100.0
Cost of sales including occupancy costs	6,382.3	5,813.3	9.8	42.9	43.7
Store operating expenses	4,286.1	3,918.1	9.4	28.8	29.5
Other operating expenses	457.2	429.9	6.4	3.1	3.2
Depreciation and amortization expenses	621.4	550.3	12.9	4.2	4.1
General and administrative expenses	937.9	801.2	17.1	6.3	6.0
Total operating expenses	12,684.9	11,512.8	10.2	85.2	86.6
Income from equity investees	251.4	210.7	19.3	1.7	1.6
Operating income	2,458.7	1,997.4	23.1	16.5	15.0
Interest income and other, net	123.6	94.4	30.9	0.8	0.7
Interest expense	(28.1)	(32.7)	(14.1)	(0.2)	(0.2)
Earnings before income taxes	2,554.2	2,059.1	24.0	17.2	15.5
Income taxes	832.3	674.4	23.4	5.6	5.1
Net earnings including noncontrolling interests	1,721.9	1,384.7	24.4	11.6	10.4
Net earnings attributable to noncontrolling interests	0.5	0.9	(44.4)	—	—
Net earnings attributable to Starbucks	$1,721.4	$1,383.8	24.4%	11.6%	10.4%

Net earnings per common share - diluted	$2.26	$1.79	26.3%
Weighted avg. shares outstanding - diluted	762.3	773.0

Cash dividends declared per share	$0.89	$0.72

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.3%	37.2%
Effective tax rate including noncontrolling interest				32.6%	32.8%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

Americas

	Sep 29, 2013	Sep 30, 2012	% Change	Sep 29, 2013	Sep 30, 2012

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,538.7	$2,294.2	10.7%	91.3%	91.3%
Licensed stores	231.0	202.2	14.2	8.3	8.1
CPG, foodservice and other	9.8	15.3	(35.9)	0.4	0.6
Total net revenues	2,779.5	2,511.7	10.7	100.0	100.0
Cost of sales including occupancy costs	1,071.3	972.0	10.2	38.5	38.7
Store operating expenses	923.6	857.6	7.7	33.2	34.1
Other operating expenses	22.8	24.4	(6.6)	0.8	1.0
Depreciation and amortization expenses	113.1	100.9	12.1	4.1	4.0
General and administrative expenses	42.8	33.2	28.9	1.5	1.3
Total operating expenses	2,173.6	1,988.1	9.3	78.2	79.2
Operating income	$605.9	$523.6	15.7%	21.8%	20.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.4%	37.4%

Year Ended
Net revenues:
Company-operated stores	$10,038.3	$9,077.0	10.6%	91.3%	91.4%
Licensed stores	915.4	825.8	10.9	8.3	8.3
CPG, foodservice and other	47.1	33.2	41.9	0.4	0.3
Total net revenues	11,000.8	9,936.0	10.7	100.0	100.0
Cost of sales including occupancy costs	4,214.9	3,885.5	8.5	38.3	39.1
Store operating expenses	3,710.2	3,427.8	8.2	33.7	34.5
Other operating expenses	96.9	83.8	15.6	0.9	0.8
Depreciation and amortization expenses	429.3	392.4	9.4	3.9	3.9
General and administrative expenses	186.7	128.2	45.6	1.7	1.3
Total operating expenses	8,638.0	7,917.7	9.1	78.5	79.7
Income from equity investees	2.4	2.1	14.3	—	—
Operating income	$2,365.2	$2,020.4	17.1%	21.5%	20.3%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.0%	37.8%

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EMEA

	Sep 29, 2013	Sep 30, 2012	% Change	Sep 29, 2013	Sep 30, 2012

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$232.9	$233.2	(0.1)%	79.4%	82.2%
Licensed stores	50.8	40.4	25.7	17.3	14.2
CPG, foodservice and other	9.7	10.1	(4.0)	3.3	3.6
Total net revenues	293.4	283.7	3.4	100.0	100.0
Cost of sales including occupancy costs	150.1	153.2	(2.0)	51.2	54.0
Store operating expenses	80.1	97.1	(17.5)	27.3	34.2
Other operating expenses	9.5	7.6	25.0	3.2	2.7
Depreciation and amortization expenses	13.9	14.2	(2.1)	4.7	5.0
General and administrative expenses	12.9	18.3	(29.5)	4.4	6.5
Total operating expenses	266.5	290.4	(8.2)	90.8	102.4
Income from equity investees	0.4	—	nm	0.1	—
Operating income	$27.3	$(6.7)	nm	9.3%	(2.4)%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				34.4%	41.6%

Year Ended
Net revenues:
Company-operated stores	$932.8	$968.3	(3.7)%	80.4%	84.8%
Licensed stores	190.3	139.5	36.4	16.4	12.2
CPG, foodservice and other	36.9	33.5	10.1	3.2	2.9
Total net revenues	1,160.0	1,141.3	1.6	100.0	100.0
Cost of sales including occupancy costs	590.9	597.3	(1.1)	50.9	52.3
Store operating expenses	339.4	371.1	(8.5)	29.3	32.5
Other operating expenses	38.5	33.6	14.6	3.3	2.9
Depreciation and amortization expenses	55.5	57.1	(2.8)	4.8	5.0
General and administrative expenses	71.9	75.7	(5.0)	6.2	6.6
Total operating expenses	1,096.2	1,134.8	(3.4)	94.5	99.4
Income from equity investees	0.4	0.3	33.3	—	—
Operating income	$64.2	$6.8	844.1%	5.5%	0.6%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.4%	38.3%

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China / Asia Pacific (CAP)

	Sep 29, 2013	Sep 30, 2012	% Change	Sep 29, 2013	Sep 30, 2012

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$193.2	$138.5	39.5%	75.6%	69.9%
Licensed stores	62.5	59.5	5.0	24.4	30.1
Total net revenues	255.7	198.0	29.1	100.0	100.0
Cost of sales including occupancy costs	125.6	100.1	25.5	49.1	50.6
Store operating expenses	48.2	35.2	36.9	18.9	17.8
Other operating expenses	12.4	14.6	(15.1)	4.8	7.4
Depreciation and amortization expenses	9.3	6.7	38.8	3.6	3.4
General and administrative expenses	10.9	7.6	43.4	4.3	3.8
Total operating expenses	206.4	164.2	25.7	80.7	82.9
Income from equity investees	46.7	31.8	46.9	18.3	16.1
Operating income	$96.0	$65.6	46.3%	37.5%	33.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				24.9%	25.4%

Year Ended
Net revenues:
Company-operated stores	$671.7	$489.2	37.3%	73.2%	67.8%
Licensed stores	245.3	232.2	5.6	26.8	32.2
Total net revenues	917.0	721.4	27.1	100.0	100.0
Cost of sales including occupancy costs	449.5	362.8	23.9	49.0	50.3
Store operating expenses	170.0	119.2	42.6	18.5	16.5
Other operating expenses	46.1	47.0	(1.9)	5.0	6.5
Depreciation and amortization expenses	33.8	23.2	45.7	3.7	3.2
General and administrative expenses	48.4	39.0	24.1	5.3	5.4
Total operating expenses	747.8	591.2	26.5	81.5	82.0
Income from equity investees	152.0	122.4	24.2	16.6	17.0
Operating income	$321.2	$252.6	27.2%	35.0%	35.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.3%	24.4%

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Channel Development

	Sep 29, 2013	Sep 30, 2012	% Change	Sep 29, 2013	Sep 30, 2012

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$266.2	$235.0	13.3%	73.8%	73.8%
Foodservice	94.7	83.5	13.4	26.2	26.2
Total net revenues	360.9	318.5	13.3	100.0	100.0
Cost of sales	217.5	201.2	8.1	60.3	63.2
Other operating expenses	44.4	43.8	1.4	12.3	13.8
Depreciation and amortization expenses	0.2	0.3	(33.3)	0.1	0.1
General and administrative expenses	4.3	4.1	4.9	1.2	1.3
Total operating expenses	266.4	249.4	6.8	73.8	78.3
Income from equity investees	33.9	29.8	13.8	9.4	9.4
Operating income	$128.4	$98.9	29.8%	35.6%	31.1%

Year Ended
Net revenues:
CPG	$1,056.0	$952.1	10.9%	74.3%	73.7%
Foodservice	364.7	340.1	7.2	25.7	26.3
Total net revenues	1,420.7	1,292.2	9.9	100.0	100.0
Cost of sales	878.4	827.6	6.1	61.8	64.0
Other operating expenses	201.2	191.1	5.3	14.2	14.8
Depreciation and amortization expenses	1.1	1.3	(15.4)	0.1	0.1
General and administrative expenses	21.1	17.0	24.1	1.5	1.3
Total operating expenses	1,101.8	1,037.0	6.2	77.6	80.3
Income from equity investees	96.6	85.2	13.4	6.8	6.6
Operating income	$415.5	$340.4	22.1%	29.2%	26.3%

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All Other Segments

	Sep 29, 2013	Sep 30, 2012	% Change

Quarter Ended
Net revenues:
Company-operated stores	$44.8	$—	nm
Licensed stores	2.0	3.2	(37.5)
CPG, foodservice and other	58.7	49.1	19.6
Total net revenues	105.5	52.3	101.7
Cost of sales including occupancy costs	67.3	33.5	100.9
Store operating expenses	22.0	—	nm
Other operating expenses	18.7	21.6	(13.4)
Depreciation and amortization expenses	3.9	0.8	387.5
General and administrative expenses	10.1	5.3	90.6
Total operating expenses	122.0	61.2	99.3
Income from equity investees	—	0.3	(100.0)
Operating loss	$(16.5)	$(8.6)	91.9%

Year Ended
Net revenues:
Company-operated stores	$150.4	$—	nm
Licensed stores	9.5	12.8	(25.8)
CPG, foodservice and other	233.8	195.8	19.4
Total net revenues	393.7	208.6	88.7
Cost of sales including occupancy costs	239.8	140.1	71.2
Store operating expenses	66.5	—	nm
Other operating expenses	75.3	74.4	1.2
Depreciation and amortization expenses	11.7	2.5	368.0
General and administrative expenses	34.9	19.7	77.2
Total operating expenses	428.2	236.7	80.9
Income from equity investees	—	0.7	(100.0)
Operating loss	$(34.5)	$(27.4)	25.9%

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)

	Sep 29, 2013	Sep 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$2,575.7	$1,188.6
Short-term investments	658.1	848.4
Accounts receivable, net	561.4	485.9
Inventories	1,111.2	1,241.5
Prepaid expenses and other current assets	287.7	196.5
Deferred income taxes, net	214.8	238.7
Total current assets	5,408.9	4,199.6
Long-term investments	58.3	116.0
Equity and cost investments	496.5	459.9
Property, plant and equipment, net	3,200.5	2,658.9
Other assets	202.1	242.0
Other intangible assets	274.8	143.7
Goodwill	862.9	399.1
TOTAL ASSETS	$10,504.0	$8,219.2
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$491.7	$398.1
Accrued liabilities	1,270.8	1,133.8
Insurance reserves	178.5	167.7
Deferred revenue	653.7	510.2
Total current liabilities	2,594.7	2,209.8
Long-term debt	1,299.4	549.6
Other long-term liabilities	414.4	345.3
Total liabilities	4,308.5	3,104.7
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 1,200.0 shares; issued and outstanding, 753.2 shares and 749.3 shares (includes 3.4 common stock units), respectively	0.8	0.7
Additional paid-in capital	282.1	39.4
Retained earnings	5,843.5	5,046.2
Accumulated other comprehensive income	67.0	22.7
Total shareholders’ equity	6,193.4	5,109.0
Noncontrolling interests	2.1	5.5
Total equity	6,195.5	5,114.5
TOTAL LIABILITIES AND EQUITY	$10,504.0	$8,219.2

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

Fiscal Year Ended	Sep 29, 2013	Sep 30, 2012	Oct 2, 2011
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,721.9	$1,384.7	$1,248.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	655.6	580.6	550.0
Gain on sale of properties	—	—	(30.2)
Deferred income taxes, net	65.2	61.1	106.2
Income earned from equity method investees, net of distributions	(56.2)	(49.3)	(32.9)
Gain resulting from sale/acquisition of equity in joint ventures	(80.1)	—	(55.2)
Stock-based compensation	142.3	153.6	145.2
Other	33.5	23.6	33.3
Cash provided/(used) by changes in operating assets and liabilities:
Accounts receivable	(68.3)	(90.3)	(88.7)
Inventories	152.5	(273.3)	(422.3)
Accounts payable	88.7	(105.2)	227.5
Accrued liabilities and insurance reserves	47.5	23.7	(81.8)
Deferred revenue	139.9	60.8	35.8
Prepaid expenses, other current assets and other assets	76.3	(19.7)	(22.5)
Net cash provided by operating activities	2,918.8	1,750.3	1,612.4
INVESTING ACTIVITIES:
Purchase of investments	(785.9)	(1,748.6)	(966.0)
Sales, maturities and calls of investments	1,040.2	1,796.4	430.0
Acquisitions, net of cash acquired	(610.4)	(129.1)	(55.8)
Additions to property, plant and equipment	(1,161.7)	(856.2)	(531.9)
Proceeds from the sale of property, plant, and equipment	15.3	5.3	117.4
Proceeds from sale of equity in joint ventures	108.0	—	—
Other	(27.2)	(41.8)	(13.2)
Net cash used by investing activities	(1,421.7)	(974.0)	(1,019.5)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	749.7	—	—
Principal payments on long-term debt	(35.2)	—	—
(Payments)/proceeds from short-term borrowings	—	(30.8)	30.8
Purchase of noncontrolling interest	—	—	(27.5)
Proceeds from issuance of common stock	247.2	236.6	250.4
Excess tax benefit from exercise of stock options	258.1	169.8	103.9
Cash dividends paid	(628.9)	(513.0)	(389.5)
Repurchase of common stock	(588.1)	(549.1)	(555.9)
Minimum tax withholdings on share-based awards	(121.4)	(58.5)	(15.0)
Other	10.4	(0.5)	(5.2)
Net cash used by financing activities	(108.2)	(745.5)	(608.0)
Effect of exchange rate changes on cash and cash equivalents	(1.8)	9.7	(0.8)
Net increase/(decrease) in cash and cash equivalents	1,387.1	40.5	(15.9)
CASH AND CASH EQUIVALENTS:
Beginning of period	1,188.6	1,148.1	1,164.0
End of period	$2,575.7	$1,188.6	$1,148.1
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$34.4	$34.4	$34.4
Income taxes	$539.1	$416.9	$350.1

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal Fourth Quarter 2013 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Sep 29, 2013	Sep 30, 2012	Change
Revenues	$2,451.3	$2,204.7	11%
Operating Income	$583.8	$495.2	18%
Operating Margin	23.8%	22.5%	130 bps

Store Data:

	Net stores opened (closed) during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 29, 2013	Sep 30, 2012	Sep 29, 2013	Sep 30, 2012	Sep 29, 2013	Sep 30, 2012
Americas
Company-operated stores(1)	164	150	276	228	8,078	7,802
Licensed stores(1)	176	106	404	280	5,415	5,011
	340	256	680	508	13,493	12,813
EMEA
Company-operated stores (2)	(6)	3	(29)	10	853	882
Licensed stores(2)	34	30	129	101	1,116	987
	28	33	100	111	1,969	1,869
CAP
Company-operated stores	79	59	240	154	906	666
Licensed stores	118	73	348	294	2,976	2,628
	197	132	588	448	3,882	3,294
All Other Segments
Company-operated stores	7	—	343	—	357	14
Licensed stores	(14)	(6)	(10)	(4)	66	76
	(7)	(6)	333	(4)	423	90

Total Company	558	415	1,701	1,063	19,767	18,066
(1) Americas store data has been adjusted for the sale of store locations in Chile to a joint venture partner in the fourth quarter of fiscal 2013 by reclassifying historical information from company-operated stores to licensed stores, and to exclude Seattle's Best Coffee and Evolution Fresh, which are now reported within All Other Segments.
(2) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensees in the fourth quarter of fiscal 2012.

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